Exhibit 2.01

Resource Extraction Payment Report

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by government and type of payment.

	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
	US$ million
North America	6.4	1.0	1.3	-	1.1	9.8
Canada	1.6	1.0	1.3	-	1.1	5.0
Federal	(7.5)	-	-	-	-	(7.5)
Receiver General	(8.1)	-	-	-	-	(8.1)
Canada Revenue Agency	0.2	-	-	-	-	0.2
Other	0.4	-	-	-	-	0.4
Manitoba	5.6	-	-	-	-	5.6
Ministry of Finance	0.8	-	-	-	-	0.8
Other	4.8	-	-	-	-	4.8
Newfoundland	1.9	1.0	1.3	-	-	4.2
Newfoundland Exchequer Account	1.2	-	1,3	-	-	2.5
Nunatsivut Government	-	0.5	-	-	-	0.5
Innu Nation	-	0.5	-	-	-	0.5
Other	0.7	-	-	-	-	0.7
Ontario	1.1	-	-	-	1.1	2.2
Atikameksheng Anishnawbek First Nation	-	-	-	-	0.4	0.4
Sagamok Anishnawbek First Nation	-	-	-	-	0.4	0.4
City of Greater Sudbury	-	-	-	-	0.2	0.2
Wahnapitae First Nation	-	-	-	-	0.1	0.1
Other	1.1	-	-	-	-	1.1
Quebec	0.5	-	-	-	-	0.5
Other	0.5	-	-	-	-	0.5
United States	4.8	-	-	-	-	4.8
U.S. Federal Government	4.8	-	-	-	-	4.8
South America	1,970.7	774.6	594.6	263.5	0.6	3,604.0
Brazil	1,970.7	772.7	594.6	263.5	0.6	3,602.1
Federal	1,970.7	-	85.4	263.5	-	2,319.4
Ministry of Economy	1,567.1	-	1.2	-	-	1,568.3
National Mining Agency	-	-	0.2	-	-	0.2
Ministry of Finance	403.6	-	-	-	-	403.6
National Land Transport Agency	-	-	57.4	263.5	-	320.9
Ministry of Transport	-	-	4.7	-	-	4.7
Rio de Janeiro Dock Company (Companhia Docas do Rio de Janeiro)	-	-	21.9	-	-	21.9
Pará	-	495.5	455.3	-	0.5	951.3
National Mining Agency	-	495.5	-	-	-	495.5
State Department of Finance	-	-	453.4	-	-	453.4
Court of Justice of the State of Pará	-	-	-	-	0.5	0.5
Other	-	-	1.9	-	-	1.9
Minas Gerais	-	277.2	50.4	-	-	327.6
National Mining Agency	-	277.2	-	-	-	277.2
State Department of Finance of Minas Gerais	-	-	48.5	-	-	48.5
Other	-	-	1.9	-	-	1.9
Maranhão	-	-	3.5	-	0.1	3.6
Maranhão Port Administration Company (EMAP)	-	-	3.5	-	-	3.5
Other	-	-	-	-	0.1	0.1
Chile	-	0.5	-	-	-	0.5
Federal	-	0.5	-	-	-	0.5
General Treasury of the Republic	-	0.5	-	-	-	0.5
Peru	-	1.4	-	-	-	1.4
Federal	-	1.4	-	-	-	1.4
Government of Peru	-	1.4	-	-	-	1.4
Asia-Pacific	111.3	34.0	54.6	-	7.0	206.9
China continental	4.6	-	54.6	-	-	59.2
Federal	4.6	-	53.9	-	-	58.5
Port of Caofeidian Ore Terminal Co., LTD.	-	-	12.0	-	-	12.0
Qingdao Port Dongjiakou Ore Terminal Co.,Ltd	-	-	9.8	-	-	9.8
China Ocean Shipping Agency Tangshan	-	-	9.7	-	-	9.7
Zhoushan Shulanghu Terminal Co., Ltd.	-	-	9.2	-	-	9.2
Tangshan Caofeidian Shiye Port Company Limited	-	-	4.4	-	-	4.4
COSCO Shipping Logistics (Zhanjiang) Co., Ltd.	-	-	4.2	-	-	4.2
Waigaoqiao Tax Bureau	3.6	-	-	-	-	3.6
Qingdao Port International Co., Ltd.	-	-	1.4	-	-	1.4
China Ocean Shipping Agency Rizhao Co., LTD	-	-	1.1	-	-	1.1
China Ocean Shipping Agency Nanjing Co., LTD	-	-	1.0	-	-	1.0
Jing’an Tax Bureau	0.9	-	-	-	-	0.9
CCIC Shanghai Co.Ltd	-	-	0.8	-	-	0.8
Chaoyang Tax Bureau	0.1	-	-	-	-	0.1
COSCO Shipping Logistics Zhoushan Co., LTD	-	-	0.1	-	-	0.1
Qingdao Port Dongjiakou Bulk Logistics Center Co., Ltd.	-	-	0.1	-	-	0.1
Yantai Port Holdings Co., Ltd.	-	-	0.1	-	-	0.1
Fujian	-	-	0.7	-	-	0.7
Fujian Kemen Port Supply Chain Management Co., Ltd.	-	-	0.6	-	-	0.6
Fujian Luoyu Port Development Co.,Ltd	-	-	0.1	-	-	0.1
Indonesia	91.1	34.0	-	-	7.0	132.1
Federal	91.1	34.0	-	-	0.1	125.2
Directorate General of Tax	88.5	-	-	-	-	88.5
Ministry of Energy and Mineral Resources	-	34.0	-	-	-	34.0
Government of Indonesia	2.6	-	-	-	0.1	2.7
South Sulawesi	-	-	-	-	5.7	5.7
Soroako Technical Academy	-	-	-	-	4.4	4.4
Community Development Committee	-	-	-	-	0.7	0.7
Yayasan Pendididkan Sorowako	-	-	-	-	0.6	0.6
Southeast Sulawesi	-	-	-	-	0.9	0.9
Community Development Committee	-	-	-	-	0.9	0.9
Central Sulawesi	-	-	-	-	0.3	0.3
Community Development Committee	-	-	-	-	0.3	0.3
Japan	7.3	-	-	-	-	7.3
Federal	5.7	-	-	-	-	5.7
National Tax Agency	5.5	-	-	-	-	5.5
Government of Japan	0.1	-	-	-	-	0.1
Shiba Tax Office	0.1	-	-	-	-	0.1
Mie	1.6	-	-	-	-	1.6
Mie Prefecture	1.3	-	-	-	-	1.3
Matsusaka City Hall	0.3	-	-	-	-	0.3
Malaysia	1.5	-	-	-	-	1.5
Federal	1.5	-	-	-	-	1.5
Inland Revenue Board of Malaysia	1.3	-	-	-	-	1.3
Director General of Customs Malaysia	0.2	-	-	-	-	0.2
Singapore	6.8	-	-	-	-	6.8
Federal	6.8	-	-	-	-	6.8
Comptroller of Income Tax	6.8	-	-	-	-	6.8
Europe & Middle East	48.2	-	82.4	-	-	130.6
Austria	(0.2)	-	-	-	-	(0.2)
Federal	(0.2)	-	-	-	-	(0.2)
Tax Authority Austria	(0.2)	-	-	-	-	(0.2)
Netherlands	1.6	-	-	-	-	1.6
Federal	1.6	-	-	-	-	1.6
Tax and Customs Administration	1.6	-	-	-	-	1.6
Oman	14.4	-	74.4	-	-	88.8
Federal	14.4	-	74.4	-	-	88.8
Oman Charter Company SAOC	-	-	74.4	-	-	74.4
Ministry of Finance	14.4	-	-	-	-	14.4
Switzerland	31.4	-	-	-	-	31.4
Federal	4.6	-	-	-	-	4.6
Federal Tax Administration	3.6	-	-	-	-	3.6
Department of Finance Tax Administration	1.0	-	-	-	-	1.0
Vaud	26.8	-	-	-	-	26.8
Department of Finance Tax Administration	18.4	-	-	-	-	18.4
Cantonal Tax Administration	8.4	-	-	-	-	8.4
United Kingdom	1.0	-	-	-	-	1.0
Federal	1.0	-	-	-	-	1.0
HM Revenue and Customs	1.0	-	-	-	-	1.0
Total	2,136.6	809.6	724.9	263.5	8.7	3,943.3

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by project and type of payment.
Projects
Type of resource	Country / Major subnational jurisdiction	Extraction method	Business segment	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
				US$ million
Iron ore	Brazil - Pará	Open pit	Iron solutions	-	449.0	449.5	-	0.5	899.0
	Brazil - Minas Gerais	Open pit	Iron solutions	-	277.2	49.7	-	-	326.9
	Brazil - Maranhão	Open pit	Iron solutions	-	-	3.5	-	0.1	3.6
	Total			-	726.2	502.6	-	0.6	1,229.4
Copper	Brazil - Pará	Open pit	Energy transition metals	-	45.6	2.5	-	-	48.1
	Total			-	45.6	2.5	-	-	48.1
Nickel	Brazil - Pará	Open pit	Energy transition metals	-	0.9	2.8	-	-	3.7
	Canada - Manitoba	Underground	Energy transition metals	5.6	-	-	-	-	5.6
	Canada - Newfoundland	Open pit/underground	Energy transition metals	1.9	1.1	1.3	-	-	4.2
	Canada - Ontario	Underground	Energy transition metals	1.1	-	-	-	0.9	2.0
	Canada - Quebec	Underground	Energy transition metals	0.5	-	-	-	-	0.5
	Indonesia - South Sulawesi	Open pit	Energy transition metals	-	-	-	-	5.7	5.7
	Indonesia - Southeast Sulawesi	Open pit	Energy transition metals	-	-	-	-	0.9	0.9
	Indonesia - Central Sulawesi	Open pit	Energy transition metals	-	-	-	-	0.3	0.3
	Total			9.1	2.0	4.1	-	7.8	23.0
Manganese	Brazil - Pará	Open pit	Energy transition metals	-	-	0.3	-	-	0.3
	Total			-	-	0.3	-	-	0.3
Total				9.1	773.8	509.5	-	8.4	1,300.8

	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
US$ million
Entity level	2,127.5	35.8	215.4	263.5	0.3	2,642.5
Total	2,127.5	35.8	215.4	263.5	0.3	2,642.5